Exhibit 99.1

NetScout Completes Acquisition of Network General

Combining the best of nGenius and Sniffer technologies,

to provide superior customer value

WESTFORD, Mass. – November 1, 2007—NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and application performance management, has finalized the acquisition of privately-held Network General Corporation, a longtime leader in packet-level network analysis and data mining. NetScout will immediately begin executing the planned integration of the two companies’ technologies and operations.

The acquisition enables NetScout to offer customers best-of-breed early-warning capability, real-time and historical application flow analysis, and deep packet forensics. The combined company will possess the scale, technology, and mind share required to address and meet the substantial operational challenges posed by virtualization, convergence, SOA and highly distributed network-centric operations.

The transaction will be valued at approximately $206 million for purchase accounting purposes. The acquisition was financed with a combination of 6 million shares of NetScout common stock, $100 million of NetScout debt securities, and $50 million in cash, subject to adjustments. Affiliates of Silver Lake Partners, TPG and Integral Capital Partners provided the debt financing and became NetScout stockholders. In addition, representatives of Silver Lake Partners and TPG will join NetScout’s board of directors.

“On their own, NetScout’s nGenius and Network General’s Sniffer brands were trusted names in the data center and substantial forces in the industry,” noted Michael Szabados, Chief Operating Officer of NetScout. “Throwing our combined weight at tomorrow’s most difficult network management challenges, we will elevate and advance the state of the art in packet-flow performance management solutions to the benefit of our customers and the networking industry as a whole.”

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About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) has been an industry leader for advanced network and service assurance solutions for over twenty years. NetScout’s breakthrough technology solutions provide trusted, comprehensive real-time and historical performance intelligence, including advanced early warnings and rapid, definitive problem analysis. These capabilities are vital to IT operators who are accountable for reducing the Mean Time to Resolution. The world’s largest enterprises, government agencies, and service providers depend upon NetScout’s nGenius and Sniffer (formerly Network General) brands to assure service levels to their users by reducing or preventing disruptions and degradations. More information about NetScout is available at http://www.netscout.com.

Safe Harbor:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of

Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company’s ability to integrate the acquisition successfully, costs associated with the acquisition, the ability to achieve market introduction and acceptance of new products from the acquisition, difficulties in managing geographically dispersed operations, the incurrence of debt, and other factors relating to acquisitions generally, as well as the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

NetScout, the NetScout logo, Network General, the Network General logo, nGenius and Sniffer are trademarks or registered trademarks of NetScout Systems, Inc. Other brands, product names and trademarks are property of their respective owners. NetScout reserves the right, at its sole discretion, to make changes at any time in its technical information and specifications, and service and support programs.

For further information, contact:

Catherine Taylor

Director, Investor Relations

NetScout Systems, Inc.

978.614.4286

IR@netscout.com

Christine Johansen

Manager, Public Relations

NetScout Systems, Inc.

978.614.4113

johansenc@netscout.com

Brian Alberti

Davies Murphy Group, Inc.

781-418-2403

netscout@daviesmurphy.com